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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           ---------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 1998


                           ---------------------------


                          VISTA ENERGY RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)



          DELAWARE                       001-14575              75-2766114
      (State or other          (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

550 WEST TEXAS AVENUE
      SUITE 700                                                   79701
   MIDLAND, TEXAS                                               (Zip code)
(Address of principal
  executive offices)


       Registrant's telephone number, including area code: (915) 570-5045

                                 NOT APPLICABLE
                  (former address if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 18, 1998, Vista Energy Resources, Inc., a Delaware corporation (the "Company"), acquired a group of producing oil and gas properties from IP Petroleum Company, Inc. ("IP") and certain of IP's working interest partners for a cash purchase price of $19,100,000.

         The properties acquired consist of the sellers' War-Wink area leases located in Ward and Winkler counties, Texas. The Company gains operatorship and working interests ranging from 65% to 85% in 65 wells producing from the Cherry Canyon member of the Delaware formation. Current oil and gas production net to the interests acquired by the Company is 650 barrels of oil and 2,150 thousand cubic feet ("Mcf") of natural gas per day. Based on estimates prepared by outside engineers effective as of October 1, 1998, and using a bank case escalated price deck (starting at $15.00 per barrel and $1.80 per Mcf in 1999 and escalating at an annual rate of approximately 3% thereafter), the Company estimates that this group of properties will add an additional 5.5 million barrels of oil equivalent ("BOE") of total proved reserves (32 percent natural gas and 68 percent oil) to the Company's existing 14.1 million BOE proved reserve base.

         The acquisition was financed through borrowings under the Company's new $100,000,000 credit facility with BankBoston, N.A. The new facility was entered into simultaneously with the closing of the IP acquisition, and provides for a three-year revolving credit facility which converts to a three-year term loan in December 2001. The credit facility is secured by a priority first lien on substantially all of the Company's oil and gas properties, and availability is governed by a borrowing base originally set at $55.0 million. Outstanding debt immediately after the closing was $49.4 million. Interest rates under the new facility range from 125 basis points over London Interbank Offered Rate ("LIBOR") to 250 basis points over LIBOR based on borrowing base utilization.

         The assets acquired from IP include, among other things, equipment. Such equipment was used by IP in connection with its oil and gas business. The Company intends to continue to use such assets in the oil and gas business.

         This announcement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, estimates with respect to reserves, estimated production rates and growth opportunities. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling and recompletion activities, the timing and extent of changes in commodity prices, the future production decline rates of newly completed wells, unforeseen engineering and mechanical or technological difficulties in drilling and recompleting wells, and other risks more fully described in the Company's previous filings with the Securities and Exchange Commission.

         The Company's press release announcing the transaction is attached as
Exhibit 99.2.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         It is impracticable to provide the required financial statements at this time. The required financial statements will be filed as soon as practicable, but not later than 60 days after the date this report on Form 8-K must be filed.

(b)      PRO FORMA FINANCIAL INFORMATION

         It is impracticable to provide the required proforma financial information at this time. The required proforma financial information will be filed as soon as practicable, but not later than 60 days after the date this report on Form 8-K must be filed.


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(c)      EXHIBITS

         *99.2 Press Release of Vista Energy Resources, Inc. dated December 18, 1998.


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*Filed herewith


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        VISTA ENERGY RESOURCES, INC.



                                        By: /s/ C. Randall Hill
                                            ------------------------------------
                                            Name:  C. Randall Hill
                                            Title: Chairman and Chief Executive
                                                   Officer

Date: December 18, 1998


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                                INDEX TO EXHIBITS


    EXHIBIT
    NUMBER          DESCRIPTION
    ------          -----------
     99.2*          Press Release of Vista Energy Resources, Inc. dated
                    December 18, 1998.




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*Filed herewith